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                                                                      Exhibit 21


                          Subsidiaries of the Company

     Set forth below is information concerning the Company's subsidiaries, each of which is owned directly by Circus Circus Enterprises, Inc. unless otherwise noted. Except as otherwise noted, each of such subsidiaries is a corporation.

                                    Jurisdiction of
                                    Incorporation or           Percentage of
          Name                        Origination                Ownership
          ----                      ---------------            -------------

Ramparts, Inc.(1)                       Nevada                     100%

New Castle Corp.(2)                     Nevada                     100%

Circus Circus Casinos, Inc.(3)          Nevada                     100%

Colorado Belle Corp.(4)                 Nevada                     100%

Edgewater Hotel Corporation(5)          Nevada                     100%

Slots-A-Fun, Inc.(6)                    Nevada                     100%

Circus Circus Mississippi, Inc.(7)   Mississippi                   100%

Galleon, Inc.                           Nevada                     100%

Circus Circus Development Corp.         Nevada                     100%

Pinkless, Inc.                          Nevada                     100%

New Way, Inc.                           Nevada                     100%

Circus Circus Louisiana, Inc.         Louisiana                    100%

Circus and Eldorado Joint Venture(8)    Nevada                      50%(9)

American Entertainment, L.L.C.(10)    Louisiana                     50%(11)

Windsor Casino Limited                 Ontario                  33-1/3%

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(1)   Doing business as Luxor Hotel & Casino.
(2)   Doing business as Excalibur Hotel & Casino.
(3) Doing business as Circus Circus Hotel & Casino - Las Vegas, Circus Circus Hotel & Casino - Reno and Silver City Casino.
(4)   Doing business as Colorado Belle Hotel & Casino.
(5)   Doing business as Edgewater Hotel & Casino.
(6)   Doing business as Slots-A-Fun Casino.
(7)   Doing business as Circus Circus-Tunica.
(8)   A general partnership.
(9)   Owned by Galleon, Inc.
(10)  A limited liability company.
(11)  Owned by Circus Circus Louisiana, Inc.